EXHIBIT 10.1

AMENDMENT NO. 2 TO 4.0% MULTIPLE ADVANCE CREDIT NOTE

THIS AMENDMENT NO. 2 TO 4.0% MULTIPLE ADVANCE CREDIT NOTE (“Amendment”) is made and entered into as of December 31, 2007, by and between GDSC Acquisitions, LLC, a Delaware limited liability company (“Lender”), and Brownshire Holdings, Inc., a Nevada corporation (“Borrower”).

RECITALS

A.          Borrower and Lender are parties to that certain 4.0% Multiple Advance Promissory Note dated February 28, 2005, as amended by Amendment No. 1 dated February 1, 2007 (together, the “Original Note”).

B.           Borrower and Lender desire to amend certain provisions of the Original Note, all as more particularly provided for in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Amendment to Section 5.  The first sentence of Section 5 of the Original Note is hereby amended in its entirety to read as follows:

“The outstanding principal sum of this Note, together with all accrued but unpaid interest due hereunder, shall be due and payable upon the earlier to occur of (a) a “Liquidity Event” (as described below) or (b) February 28, 2009.”

2.      Effect on Original Note and Other Documents.  Except as amended by the terms of this Amendment, the terms and conditions of the Original Note and all other documents and agreements entered into between Lender and Borrower in connection with the Original Note shall remain in full force and effect.

3.      Miscellaneous.  This Amendment, together with the Original Note as amended hereby, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof and thereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.  No provision of this Amendment may be amended or modified, except by a written instrument executed by the party against whom such amendment or modification is sought to be enforced.  This Amendment and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the State of Illinois, notwithstanding any Illinois or other conflict-of-law provisions to the contrary.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  Any photographic or xerographic copy of this Amendment, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Amendment. Signatures may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment is executed and delivered as of the date first set forth above.

LENDER:

GDSC ACQUISITIONS, LLC

By:	/s/ Norman S. Lynn
Norman S. Lynn, Manager

BORROWER:

BROWNSHIRE HOLDINGS, INC.

By:	/s/ Steven A. Rothstein
Steven A. Rothstein, President